Exhibit 4.3

UNITED TECHNOLOGIES CORPORATION,

Company

to

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

Trustee

Supplemental Indenture No. 1

Dated as of June 18, 2012

Supplemental to the Junior Subordinated Indenture dated as of June 18, 2012

Establishing a series of Securities designated

1.55% Junior Subordinated Notes due 2022

SUPPLEMENTAL INDENTURE No. 1, dated as of June 18, 2012, among UNITED TECHNOLOGIES CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association, as Trustee (herein called the “Trustee”), under the Junior Subordinated Indenture dated as of June 18, 2012 (hereinafter called the “Original Indenture”), this Supplemental Indenture No. 1 being supplemental thereto. The Original Indenture, as supplemented by this Supplemental Indenture No. 1, and as may be further supplemented or amended from time to time, is hereinafter sometimes collectively called the “Indenture.”

Recitals of the Company

The Original Indenture was authorized, executed and delivered by the Company to provide for the issuance by the Company from time to time of its Securities (as defined in the Original Indenture), to be issued in one or more series as contemplated therein.

As contemplated by Sections 301 and 901(7) of the Original Indenture, the Company wishes to establish a series of Securities to be designated initially as the “1.55% Junior Subordinated Notes due 2022” (the “Notes”) in the initial aggregate principal amount of $1,100,000,000.

The Company has duly authorized the execution and delivery of this Supplemental Indenture No. 1 to establish the Notes and has duly authorized the issuance of such Notes; and all acts necessary to make this Supplemental Indenture No. 1 a legal, valid and binding agreement of the Company and to make the Notes legal valid and binding obligations of the Company have been performed.

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE No. 1 WITNESSETH:

For and in consideration of the premises and of the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Relation to Original Indenture. This Supplemental Indenture No. 1 supplements and amends the Original Indenture solely with respect to the Notes.

Section 1.02. Definition of Terms. For all purposes of this Supplemental Indenture No. 1:

(a) a term not defined herein that is defined in the Original Indenture has the same meaning when used in this Supplemental Indenture No. 1;

(b) the definition of any term in this Supplemental Indenture No. 1 that is also defined in the Original Indenture shall supersede the definition of such term in the Original Indenture;

(c) a term not defined herein or in the Original Indenture shall have the meaning set forth in the Purchase Contract and Pledge Agreement;

(d) a term defined anywhere in this Supplemental Indenture No. 1 has the same meaning throughout;

(e) the singular includes the plural and vice versa;

(f) headings are for convenience of reference only and do not affect interpretation; and

(g) the following terms have the meanings given to them in this Section 1.02(g):

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) shares issued by that Person.

“Coupon Rate” has the meaning set forth in Section 2.05.

“Deferral Period” means the period beginning on the Interest Payment Date for which the Company has elected to defer the Interest Payment in accordance with Section 2.06 and ending on the earlier of (a) the next Interest Payment Date on which such Deferred Interest (including compounded interest thereon) has been paid in full and (b) the Purchase Contract Settlement Date.

“Deferred Interest” has the meaning set forth in Section 2.06.

“Exchange Act” means the Securities Exchange Act of 1934 and any statute successor thereto, in each case as amended from time to time, and the rules and regulations promulgated thereunder.

“Global Note” has the meaning set forth in Section 2.04.

“Holder” means (a) with respect to the Corporate Units or the Treasury Units, such term as defined in the Purchase Contract and Pledge Agreement and (b) with respect to the Notes, the Person in whose name at the time a particular Note is registered on the books of the Trustee kept for that purpose.

“Increased Principal Amount” has the meaning set forth in Section 2.09.

“Interest Payment” means, with respect to any Interest Payment Date, the interest payment on the Notes due on such Interest Payment Date.

“Interest Payment Date” has the meaning set forth in Section 2.05.

“Interest Period” means, with respect to any Interest Payment Date, the period from and including the immediately preceding Interest Payment Date (or if none, the date hereof) to, but excluding, such Interest Payment Date.

“New Notes” has the meaning set forth in Section 7.05(a).

“Pledged Note” has the meaning set forth in Section 2.09.

“Purchase Contract and Pledge Agreement” means the Purchase Contract and Pledge Agreement, dated as of June 18, 2012, among the Company, The Bank of New York Mellon Trust Company, N.A., as Purchase Contract Agent and attorney-in-fact for Holders of the Purchase Contracts, and Wilmington Trust, National Association, as Collateral Agent, Custodial Agent and Securities Intermediary, as amended from time to time.

“Put Price” has the meaning set forth in Section 7.04(a).

“Put Right” has the meaning set forth in Section 7.04(a).

“Redemption” means the redemption of the Notes pursuant to the terms of Section 3.01.

“Redemption Date” has the meaning set forth in Section 3.01.

“Redemption Price” means, for any Note the principal amount of such Note, plus accrued and unpaid interest (including Deferred Interest and compounded interest thereon), if any, to but excluding the Redemption Date.

“Reduced Principal Amount” has the meaning set forth in Section 2.09.

“Regular Record Date” means, with respect to any Interest Payment Date for the Notes, the fifteenth day of the calendar month immediately preceding the applicable Interest Payment Date, regardless of whether such day is a Business Day; provided that if any of the Notes or Corporate Units are held by a securities depository in book-entry form, the Regular Record Date for such Notes will be the close of business on the Business Day immediately preceding the applicable Interest Payment Date.

“Released Note” has the meaning set forth in Section 2.09.

“Remarketed Notes” means, with respect to all Remarketings during any Applicable Remarketing Period, the aggregate principal amount of Notes underlying the Pledged Applicable Ownership Interests in Notes and the Separate Notes, if any, subject to Remarketing as identified to the Remarketing Agent(s) by the Purchase Contract Agent and the Custodial Agent, respectively, in each case pursuant to the terms of the Purchase Contract and Pledge Agreement.

“Remarketing Agent(s)” means any Remarketing Agent(s) appointed by the Company, pursuant to the Remarketing Agreement.

“Stated Maturity” has the meaning set forth in Section 2.02.

“Subjected Note” has the meaning set forth in Section 2.09.

“Tranche” means a group of Notes which (a) are issued under the Indenture by the Company after a Successful Remarketing and (b) have the terms as provided in this Supplemental Indenture No. 1.

The terms “Company,” “Trustee,” “Indenture,” “Original Indenture,” “Securities” and “Notes” shall have the respective meanings set forth in the recitals and the paragraph preceding the recitals to this Supplemental Indenture No. 1.

ARTICLE 2

GENERAL TERMS AND CONDITIONS OF THE NOTES

Section 2.01. Designation and Principal Amount. There is hereby created a series of Securities initially designated “1.55% Junior Subordinated Notes due 2022” in the initial principal amount of $1,100,000,000; provided, that the Company, without notice to or consent of the Holders, may issue additional Notes and thereby increase such principal amount in the future, on the same terms and conditions (except for the issue date and, if applicable, the date from which interest accrues and the first Interest Payment Date) as the Notes. The forms and terms of the Notes shall be established in this Supplemental Indenture No. 1 as contemplated by Section 301 of the Original Indenture. The Company may, without the consent of the Holders, redesignate the Notes or any Tranche of Notes to reflect the maturity date and interest rate (whether fixed or floating) thereof as determined in accordance with Article 7.

Section 2.02. Maturity. The date upon which the Notes shall become due and payable at final maturity, together with any accrued and unpaid interest (other than Deferred Interest and compounded interest thereon, which will be due and payable at the end of the Deferral Period described in Section 2.06), is, initially, August 1, 2022; provided, however, such date may be changed as set forth in Section 7.05 hereto (such applicable date, the “Stated Maturity”).

Section 2.03. Form, Payment and Appointment. (a) Except as provided in Section 2.04, the Notes shall be issued in fully registered, certificated form, without coupons. All Notes (or after the division of Notes into Tranches in connection with a Successful Remarketing in accordance with Section 7.05, all Notes of the same Tranche) shall have identical terms. Notes corresponding to Applicable Ownership Interests in Notes that are components of Corporate Units shall be registered in the name of the Purchase Contract Agent. Principal of and interest on the Notes will be payable, the transfer of such Notes will be registrable, and such Notes will be exchangeable for Notes of a like aggregate principal amount bearing identical terms and provisions, at the office or agency of the Company maintained for such purpose in the Borough of Manhattan, The City of New York, which shall initially be the Corporate Trust Office of the agent of the Trustee in The City of New York, which is located at 101 Barclay Street, 8W, New York, NY 10286; provided, however, that, except as otherwise provided in the form of Note attached hereto as Exhibit A, payment of principal or interest may be made at the option of the Company by wire transfer to an account designated by the Person entitled thereto or by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register, and provided, further, that the Company, in its discretion may remove the Paying Agent and may appoint one or more additional Paying Agents (including the Company or any of its affiliates). Payments with respect to any Global Note will be made by wire transfer to the Depository. The Paying Agent and the Security Registrar for the Notes shall initially be the Trustee.

(b) The Notes shall be issuable in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof; provided, however, that upon the release by the Collateral Agent of Notes underlying the Pledged Applicable Ownership Interests in Notes in accordance with Section 3.15 of the Purchase Contract and Pledge Agreement, if any Holder or Beneficial Owner shall be entitled to receive Notes in an aggregate principal amount of less than $1,000, or greater than $1,000 but not in an integral multiple of $1,000, the Purchase Contract Agent shall request, on behalf of such Holder or Beneficial Owner, that the Company issue Notes in denominations of $50, or integral multiples thereof, in exchange for Notes in denominations of $1,000 or integral multiples thereof.

Section 2.04. Global Notes. Notes corresponding to Applicable Ownership Interests in Notes that are no longer a component of the Corporate Units and are released from the Collateral Account will be issued in permanent global form (a “Global Note”), and if issued as one or more Global Notes, the Depository shall be The Depository Trust Company or such other depository as any officer of the Company may from time to time designate. On the date on which the Notes registered in the name of the Purchase Contract Agent pursuant to Section 2.03 are issued, the Company shall also issue one or more Global Notes, registered in the name of the Depository or its nominee, each having a zero principal balance. Upon the creation of Treasury Units, or the re-creation of Corporate Units or in any other case where the Collateral Agent releases Notes underlying the Pledged Applicable Ownership Interests in Notes, an appropriate annotation shall be made on the Schedule of Increases or Decreases in Note on the Global Notes held by the Depository and on the Pledged Note held by the Collateral Agent. Except upon recreation of Corporate Units, Notes represented by the Global Notes will be exchangeable for Notes in certificated form only (x) if the Depository (A) has notified the Company that it is unwilling or unable to continue as depository for the Global Notes or (B) has ceased to be a “clearing agency” registered under the Exchange Act and, in either case, a successor depository is not appointed by the Company within 90 days after such notice or cessation, (y) the Company in its sole discretion decides to allow the Notes to be exchanged for definitive Notes in registered form, or (z) upon the occurrence and during the continuance of any event that after notice or lapse of time, would constitute an Event of Default with respect to the Notes; provided, subject to Section 2.03, that the Notes in certificated form so issued in exchange for the Global Notes shall be in denominations of $1,000 or any whole multiple of $1,000 above that amount and shall be of like aggregate principal amount and tenor as the portion of the Global Note to be exchanged. Except as provided above, owners of beneficial interest in a Global Note will not be entitled to receive physical delivery of Notes in certificated form and will not be considered the Holders thereof for any purpose under the Indenture. Unless and until such Global Note is exchanged for Notes in certificated form, Global Notes may be transferred, in whole but not in part, and any payments on the Notes shall be made, only to the Depository or a nominee of the Depository, or to a successor Depository selected or approved by the Company or to a nominee of such successor Depository. Any Global Note that is exchangeable pursuant to clause (x) of the fourth sentence of this Section 2.04 shall be exchangeable for Notes in certificated form registered in such names as the Depository shall direct

Section 2.05. Interest. (a) Subject to Section 2.06 and Section 7.05, interest on the Notes shall be payable quarterly in arrears on February 1, May 1, August 1 and November 1 of each year (each, subject to adjustment in accordance with Section 2.05(b), an “Interest Payment Date”), commencing November 1, 2012 (except that if such date is not a Business Day, interest will be payable on the following Business Day, and no interest will accrue or be paid in respect of such delay), and at Maturity (whether at the Stated Maturity or otherwise), to the Person in whose name the relevant Notes are registered at the close of business on the Regular Record Date for such Interest Payment Date except that interest payable at the Stated Maturity or Redemption shall be paid to the Person to whom principal is payable. Subject to Section 7.05, interest shall be calculated on the basis of a 360-day year of twelve 30-day months, and with respect to any period less than a full calendar month, on the basis of the actual number of days elapsed during the period.

(b) The Notes will bear interest initially at the rate of 1.55% per year (the “Coupon Rate”) from and including June 18, 2012 to, but excluding, the date the principal amount thereof is paid or made available for payment, or in the event of a Successful Remarketing, the Remarketing Settlement Date. In the event of a Successful Remarketing of the Notes, the interest rate applicable to each Tranche of Notes (regardless of whether such Notes are Remarketed Notes) may be reset by the Remarketing Agent(s) to the applicable Reset Rate with effect from the Remarketing Settlement Date, as set forth in Section 7.03. If the interest rate is so reset, the Notes in such Tranche will bear interest at the applicable Reset Rate from, and including, the Remarketing Settlement Date to, but excluding, the date the principal amount thereof is paid or made available for payment. Following a Successful Remarketing, interest on each Tranche of Notes remarketed as fixed-rate notes will be payable semi-annually on February 1 and August 1 and interest on each Tranche of Notes remarketed as floating-rate notes will be payable quarterly in arrears on February 1, May 1, August 1 and November 1 of each year, or if any such date is not a Business Day, on the next following Business Day. If the Company remarkets any Tranche of Notes as floating-rate Notes, without the consent of any Holder of Notes, the Company may modify the Interest Payment Dates to provide that if any February 1, May 1, August 1 or November 1 is not a Business Day, the relevant Interest Payment Date shall be the immediately succeeding Business Day. If there is no Successful Remarketing, the Coupon Rate will not be reset, the interest payment dates shall remain the same and the Notes shall continue to bear interest at the Coupon Rate. The Notes shall bear interest, to the extent permitted by law, on any overdue principal and interest at the Coupon Rate, unless a Successful Remarketing shall have occurred, in which case on and after the Remarketing Settlement Date the Notes of each Tranche shall bear interest, to the extent permitted by law, on any overdue principal and interest at the Reset Rate for such Tranche.

Section 2.06. Deferral of Interest. (a) Prior to the Purchase Contract Settlement Date, in accordance with Section 2.06(c) and subject to the restrictions set forth in Section 8.01, the Company may elect at one or more times to defer payment of interest on the Notes (such unpaid interest, the “Deferred Interest”) for one or more consecutive Interest Periods; provided that no Interest Payment may be deferred beyond the Purchase Contract Settlement Date. If all Deferred Interest has been paid (including compounded interest thereon), the Company may again defer Interest Payments subject to and in accordance with the terms of this Section 2.06. For the avoidance of doubt, in all cases, including in the event of a Failed Remarketing, the Company shall have no right to defer the payment of interest on the Notes beyond the Purchase Contract Settlement Date.

(b) Deferred Interest on the Notes will bear interest at the Coupon Rate and subject to applicable law, such interest will be compounded on each Interest Payment Date to, but excluding, the Interest Payment Date on which such Deferred Interest is paid.

(c) In the event that the Company elects to defer any Interest Payment, the Company shall notify the Trustee and the Holders in writing of such election at least one Business Day prior to the Regular Record Date for the Interest Payment Date on which the Company intends to begin a Deferral Period; provided, however, that the Company’s failure to pay the interest owed on a particular Interest Payment Date shall also constitute the commencement of a Deferral Period, unless such interest is paid within five (5) Business Days after such Interest Payment Date, whether or not the Company provides a notice of deferral.

(d) The Company may pay Deferred Interest (including compounded interest thereon) in cash on any scheduled Interest Payment Date occurring on or prior to the Purchase Contract Settlement Date. Deferred Interest paid on any Interest Payment Date shall be payable to the Person in whose name the Notes are registered at the close of business on the Regular Record Date next preceding such Interest Payment Date.

(e) In connection with any Successful Final Remarketing of the Notes, all accrued and unpaid Deferred Interest (including compounded interest thereon) shall be paid to the Holders of Notes (whether or not such Notes were remarketed in such Remarketing) on the Purchase Contract Settlement Date in cash.

(f) In the event there is any Deferred Interest outstanding, the Company may not elect to conduct an Optional Remarketing.

Section 2.07. Defeasance. The Notes shall not be subject to Sections 1402 or 1403 of the Original Indenture.

Section 2.08. No Sinking Fund or Repayment at Option of the Holder and No Optional Reset. The Notes shall not be subject to any sinking fund or analogous provision and shall not be repayable at the option of a Holder thereof prior to the Stated Maturity. Article Twelve of the Original Indenture and Section 3.07(b) shall not apply to the Notes.

Section 2.09. Increase and Decrease in Pledged Note. In the event that any Notes underlying Pledged Applicable Ownership Interests in Notes are to be released from the Pledge following a Termination Event, Collateral Substitution, Cash Settlement, Successful Remarketing, Early Settlement or Fundamental Change Early Settlement pursuant to the Purchase Contract and Pledge Agreement (a “Released Note”), such release and delivery shall be evidenced by an endorsement by the Collateral Agent on the Note held by the Collateral Agent (the “Pledged Note”) reflecting a reduction in the principal amount of such Pledged Note equal in amount (the “Reduced Principal Amount”) to the principal amount of the Released Note. The Collateral Agent shall confirm any such Reduced Principal Amount by telecopying or otherwise delivering a photocopy of such endorsement made on the Pledged Note evidencing such Reduced Principal Amount to the Trustee at the telecopier number or address of the Trustee provided for notices to the Trustee in the Purchase Contract and Pledge Agreement (or at such other telecopier or address as the Trustee shall provide to the Collateral Agent). Upon receipt of such confirmation, the Trustee shall increase the principal amount of a Global Note held by the Trustee in an amount equal to the Reduced Principal Amount by an endorsement made by the Trustee on such Global Note to reflect such increase. In the event that a Note is transferred to the Collateral Agent pursuant to Section 3.14 of the Purchase Contract and Pledge Agreement (a “Subjected Note”) in connection with the re-creation of Corporate Units, such transfer shall be evidenced by an endorsement by the Collateral Agent on the Pledged Note held by the Collateral Agent reflecting an increase in the principal amount of such Pledged Note equal in amount (the “Increased Principal Amount”) to the principal amount of such Subjected Note. The Collateral Agent shall confirm any such Increased Principal Amount by telecopying or otherwise delivering a photocopy of such endorsement made on the Pledged Note evidencing such Increased Principal Amount to the Trustee at the telecopier number or address of the Trustee provided for notices to the Trustee in the Purchase Contract and Pledge Agreement (or at such other telecopier or address as the Trustee shall provide to the Collateral Agent). Upon receipt of such confirmation, the Trustee shall decrease the principal amount of the Global Note held by the Trustee in an amount equal to the Increased Principal Amount by an endorsement made by the Trustee on such Global Note to reflect such decrease.

Section 2.10. No Additional Amounts. The Company will not pay any Additional Amounts to any Holder who is not a United States person (including any modification to the definition of such term) in respect of any tax, assessment or governmental charge.

ARTICLE 3

REDEMPTION OF THE NOTES

Section 3.01. Optional Redemption. The Company may, at its option, redeem the Notes of any Tranche, in whole or in part, from time to time on or after August 1, 2017, at a price per Note equal to the Redemption Price, payable on the date of redemption (such date, the “Redemption Date”). If the Company redeems fewer than all of the Outstanding Notes of any Tranche, the Trustee will select the Notes to be redeemed pursuant to Section 1103 of the Original Indenture. The Company may at any time irrevocably waive the right to redeem the Notes for any specified period (including the remaining term of the Notes). The Company shall not redeem the Notes if the Notes have been accelerated and such acceleration has not been rescinded or unless all accrued and unpaid interest has been paid in full on all Outstanding Notes for all Interest Periods terminating on or prior to the Redemption Date.

Section 3.02. Effect of Redemption. Unless the Company defaults in the payment of the Redemption Price, on and after the Redemption Date, once notice of Redemption is given and funds are irrevocably deposited, in each case, in accordance with Sections 1104 and 1105 of the Original Indenture, (a) interest shall cease to accrue on the Notes to be redeemed on and after the Redemption Date, (b) the Notes to be redeemed shall no longer be Outstanding and (c) all rights of the Holders in respect of the Notes to be redeemed shall terminate and lapse (other than the right to receive any amount owed in connection with a Redemption but without interest on such amount).

Section 3.03. Redemption Procedures. Notice of Redemption shall be given as provided for in accordance with Section 1104 of the Original Indenture.

Section 3.04. No Other Redemption. Except as set forth in this Article 3 and Section 7.05, the Notes shall not be redeemable by the Company prior to the Stated Maturity.

ARTICLE 4

FORM OF NOTE

Section 4.01. Form of Note. The Notes and the Trustee’s certificate of authentication to be endorsed on the Notes are to be substantially in the forms attached as Exhibit A hereto, with such changes therein as the officers of the Company executing the Notes (by manual or facsimile signature) may approve, such approval to be conclusively evidenced by their execution thereof.

ARTICLE 5

ORIGINAL ISSUE OF NOTES

Section 5.01. Original Issue of Notes. Notes in the initial principal amount of $1,100,000,000 may from time to time, upon execution of this Supplemental Indenture No. 1, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Notes to or upon the order of the Company as set forth in a Company Order pursuant to Section 303 of the Original Indenture without any further action by the Company (other than as required by the Original Indenture).

ARTICLE 6

MODIFICATION OF INDENTURE

Section 6.01. Modification of Indenture with Consent of Holders of Notes. As set forth in Section 902 of the Original Indenture (and except as otherwise provided herein), with the consent of the Holders of not less than a majority in the principal amount of Securities of all outstanding series (except as otherwise provided in said Section 902), the Company and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto or to the Original Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Original Indenture or this Supplemental Indenture No. 1 or of modifying in any manner the rights of the Holders of the Securities; provided, however, that if the Notes have been remarketed in more than one Tranche and if the proposed supplemental indenture directly affects the rights of the Holders of only one Tranche, then such supplemental indenture shall only require the consent of the Holders of not less than a majority in the aggregate principal amount of the Notes of such Tranche, considered as one class; provided, however, that, in addition to Sections 902(1), (2) and (3) of the Original Indenture, no supplemental indenture may without the consent of the Holders of each Note directly affected thereby: (i) cause a “significant modification” of the Notes within the meaning of Treasury Regulation § 1.1001-3, (ii) modify the Put Right of Holders of the Notes upon a Failed Remarketing in a manner materially adverse to the Holders or (iii) modify the Remarketing provisions of the Notes in a manner materially adverse to the Holders, it being understood that any modification of the terms of the Notes or of any tranche of Notes permitted pursuant to Section 6.02 may be made without the consent of any Holders of the Notes.

Section 6.02. Modification of Indenture without Consent of Holders of Notes. In addition to subsections (1) through (10) of Section 901 of the Original Indenture, without the consent of any Holder of a Note, the Company and the Trustee may (1) modify the form and terms of the Notes of any Tranche in connection with a Remarketing that is made in accordance with Article 7 and (2) amend the Notes, the Indenture (insofar as they relate to the Notes) and this Supplemental Indenture No. 1 to conform the provisions thereof or hereof to the description of the Notes contained in the preliminary prospectus supplement dated June 12, 2012, as supplemented by any free writing prospectus used in connection with the offering of the Units under the sections entitled “Description of the Equity Units,” “Description of the Purchase Contracts,” “Certain Provisions of the Purchase Contract and Pledge Agreement” and “Description of the Notes.”

ARTICLE 7

REMARKETING

Section 7.01. Remarketing Procedures. (a) In the case of an Optional Remarketing, unless a Termination Event has occurred prior to the Optional Remarketing Period, or in the case of a Final Remarketing, unless a Successful Optional Remarketing or Termination Event has occurred prior to the Final Remarketing Period, the Company shall engage the Remarketing Agent(s) pursuant to the Remarketing Agreement for the Remarketing of the Notes as set forth under Section 7.05(a). The Company shall, no later than (i) in the case of an Optional Remarketing, fifteen days prior to the first day of the Optional Remarketing Period or (ii) in the case of a Final Remarketing, seven days prior to the first day of the Final Remarketing Period, request that the Depository or its nominee notify the Beneficial Owners or Depository Participants holding Separate Notes, Corporate Units and Treasury Units, and shall provide a copy of such request to the Collateral Agent and the Purchase Contract Agent, in the case of an Optional Remarketing, of the Company’s intent to attempt an Optional Remarketing in the Applicable Remarketing Period, and in all cases, of the proposed Remarketing Dates and the procedures to be followed in each Remarketing, including the procedures to be followed by Holders of Separate Notes to participate in a Remarketing, the applicable procedures for Holders of Corporate Units to create Treasury Units or Holders of Treasury Units to recreate Corporate Units, as the case may be, the applicable procedures for Holders of Corporate Units to effect an Early Settlement and, in the case of a Final Remarketing, applicable procedures to effect a Cash Settlement and the applicable procedures that must be followed by a Holder of Separate Notes if such Holder wishes to exercise its Put Right or by a Holder if such Holder elects not to exercise its Put Right.

(b) At any time after notice is given by the Company in accordance with Section 7.01(a), other than during a Blackout Period, each Holder of Separate Notes may elect to have Separate Notes held by such Holder remarketed in the applicable Remarketing for which notice was given. A Holder making such an election must notify the Custodial Agent and deliver such Separate Notes to the Custodial Agent in accordance with the provisions set forth in the Purchase Contract and Pledge Agreement. Any such notice and delivery may not be conditioned upon the level at which the Reset Rate is established in the Remarketing. Any such notice and delivery may be withdrawn, other than during a Blackout Period, by notifying the Custodial Agent on or prior to 4:00 p.m., New York City time, on the second Business Day immediately preceding the first day of the Applicable Remarketing Period in accordance with the Purchase Contract and Pledge Agreement. Any such notice and delivery not withdrawn in accordance with the immediately preceding sentence will be irrevocable with respect to each Remarketing to occur during the Applicable Remarketing Period. Pursuant to Section 5.02 of the Purchase Contract and Pledge Agreement, by 4:00 p.m., New York City time on the Business Day immediately preceding the first day of the Applicable Remarketing Period, the Custodial Agent, based on the notices and deliveries received by it prior to such time, shall notify the Remarketing Agent of the aggregate principal amount of Separate Notes tendered for Remarketing. Pursuant and subject to Section 5.02 of the Purchase Contract and Pledge Agreement, Notes that underlie Applicable Ownership Interests in Notes included in Corporate Units will be deemed tendered for Remarketing and will be remarketed in accordance with the terms of the Remarketing Agreement and the Purchase Contract and Pledge Agreement.

(c) The right of each Holder of Remarketed Notes to have such Notes remarketed and sold on any Remarketing Date shall be subject to the conditions that (i)(A) the Remarketing Agent conducts any Optional Remarketing or (B) in the case of a Final Remarketing, that no Successful Optional Remarketing has occurred pursuant to the terms of the Remarketing Agreement, (ii) a Termination Event has not occurred prior to such Remarketing Date, (iii) the Remarketing Agent(s) are able to find a purchaser or purchasers for Remarketed Notes at the Remarketing Price based on the Reset Rate and (iv) the purchaser or purchasers of the Remarketed Notes deliver the purchase price therefor to the Remarketing Agent as and when required.

(d) Neither the Trustee, the Company, nor the Remarketing Agent(s) shall be obligated in any case to provide funds to make payment upon tender of Notes for remarketing.

Section 7.02. Remarketing. (a) Unless a Termination Event has occurred prior to such date, if the Company elects to conduct an Optional Remarketing during an Optional Remarketing Period selected by the Company pursuant to the Purchase Contract and Pledge Agreement, the Remarketing Agent shall use its commercially reasonable efforts to remarket the Remarketed Notes at the applicable Remarketing Price.

(b) In the case there is no Successful Optional Remarketing during the Optional Remarketing Period, either because the Remarketing Agent is unable to remarket the Notes at the applicable Remarketing Price or because a condition precedent to the Remarketing has not been satisfied, and unless a Termination Event has occurred prior to such date, during the Final Remarketing Period, the Remarketing Agent shall use its commercially reasonable efforts to remarket the Remarketed Notes at the applicable Remarketing Price. The Remarketing on any Remarketing Date will be considered successful if the resulting proceeds are at least equal to the applicable Remarketing Price. The Company has the right to postpone any Optional Remarketing for any reason in its sole and absolute discretion. The Company has the right to postpone the Final Remarketing in its sole and absolute discretion on any day prior to the last three Business Days of the Final Remarketing Period.

Section 7.03. Reset Rate. (a) In connection with each Remarketing, in order to remarket the Notes, the Remarketing Agent, in consultation with the Company, may reset the Interest Rate on any Tranche of fixed-rate notes (either upward or downward), or if any Tranche is remarketed as floating-rate notes, shall determine the interest rate spread applicable to such Tranche of Notes (the new interest rate in the case of fixed-rate notes, and the index plus the interest rate spread, in the case of floating-rate notes, referred to as the “Reset Rate”) (rounded to the nearest one-thousandth of one percent (0.00001) per annum).

(b) Anything herein to the contrary notwithstanding, no Reset Rate shall in any event exceed the maximum rate permitted by applicable law.

(c) In the event of a Successful Remarketing, the Coupon Rate for each Tranche of Notes shall be reset on the Remarketing Settlement Date to the applicable Reset Rate as determined by the Remarketing Agent, in consultation with the Company, under the Remarketing Agreement, and the Company shall (i) notify the Trustee by an Officers’ Certificate delivered to the Trustee and (ii) request the Depository to notify its Depository Participants holding Notes, in each case, of the maturity date, Reset Rate, Interest Payment Dates and any other modified terms established for the Notes during the Remarketing on the Business Day following the date of the Successful Remarketing. Upon a Successful Remarketing, the Reset Rate for each Tranche shall apply to all Outstanding Notes of such Tranche, whether or not the Holders of all Outstanding Notes of such Tranche participated in such Remarketing.

(d) If a reset occurs with respect to a Tranche of the Notes pursuant to a Successful Optional Remarketing, the Reset Rate of such Tranche shall be the interest rate or interest spread determined by the Remarketing Agent(s), in consultation with the Company, as the rate or interest rate spread the Notes of such Tranche should bear in order for the Remarketing proceeds with respect to such Tranche of Notes to equal at least 100% of the Relevant Fraction of the sum of the Treasury Portfolio Purchase Price and the Separate Notes Purchase Price (if any) for such tranche of Notes.

(e) If a reset occurs with respect to a Tranche of the Notes pursuant to a Successful Final Remarketing, the Reset Rate shall be the interest rate or interest spread determined by the Remarketing Agent(s), in consultation with the Company, as the rate or spread the Notes of such Tranche should bear in order for the Remarketing proceeds to equal at least 100% of the aggregate principal amount of Notes of such Tranche to be remarketed.

(f) In the event of a Failed Final Remarketing, or if no Applicable Ownership Interests in Notes are included in Corporate Units and none of the Holders of the Separate Notes elect to have their Notes remarketed in any Remarketing, the applicable interest rate on the Notes will not be reset and will continue to be the Coupon Rate.

(g) If there is a Failed Remarketing, the Company shall cause a notice of the unsuccessful Remarketing to be published not later than 9:00 a.m., New York City time on the Business Day following the Applicable Remarketing Period. This notice shall be validly published by making a timely release to any appropriate news agency, including Bloomberg Business News and the Dow Jones News Service.

Section 7.04. Put Right. (a) If there has not been a Successful Remarketing on or prior to the last day of the Final Remarketing Period, Holders of Notes will, subject to this Section 7.04, have the right (the “Put Right”) to require the Company to purchase such Notes for cash on the Purchase Contract Settlement Date, at a price per Note to be purchased equal to the principal amount of the applicable Note, plus accrued and unpaid interest thereon (including all accrued and unpaid Deferred Interest, if any, and compounded interest thereon) to, but excluding, the Purchase Contract Settlement Date (the “Put Price”).

(b) The Put Right of a Holder of a Separate Note shall only be exercisable upon delivery of a notice substantially in the form attached as Exhibit B hereto, together with such Holder’s Separate Notes, to the Trustee by such Holder at or prior to 11:00 a.m., New York City time, on the second Business Day immediately preceding the Purchase Contract Settlement Date. Such Put Right for a Holder of a Separate Note may be exercised with respect to all or a portion of such Holder’s Separate Notes (so long as such portion is an integral multiple of $1,000 principal amount). Prior to the Purchase Contract Settlement Date, the Company shall deposit with the Trustee immediately available funds in an amount sufficient to pay, on the Purchase Contract Settlement Date, the aggregate Put Price of all Separate Notes with respect to which a Holder has exercised a Put Right. In exchange for any Separate Notes surrendered pursuant to the Put Right, the Trustee shall then distribute such amount to the Holders of such Separate Notes.

(c) Notes purchased pursuant to the Put Right shall be cancelled by the Trustee.

Section 7.05. Modification of Terms in Connection with a Successful Remarketing.

(a) The Notes to be remarketed in an Optional Remarketing or a Final Remarketing may be divided into one or more Tranches, such that no Tranche immediately after the Remarketing Settlement Date will have an aggregate principal amount of less than $400 million. The Company shall allocate any Separate Notes the Holders of which do not elect to dispose of their Separate Notes in the Remarketing (and, in the case of a Final Remarketing, the Notes underlying Applicable Ownership Interests in Notes of Corporate Units the Holders of which effect Cash Settlement) between or among the Tranches into which the Remarketed Notes are divided and shall not be required to obtain the consent of any Holder with respect to such allocation. On the Business Day following the Optional Remarketing Date or the Final Remarketing Date, as applicable, the Company shall notify such Holders how the Company will allocate such Notes on the Remarketing Settlement Date. At all times from and after the Remarketing Settlement Date until the surrender of the such Notes by or on behalf of such Holders in exchange for new Notes reflecting the terms of the applicable Tranche of Notes, such Notes shall be deemed to evidence the Notes of the applicable Tranche.

(b) In consultation with the Remarketing Agent and without the consent of any Holders of the Notes, the Company may (but will not be required to) make any of the following elections:

(i) to divide the Notes into one or more Tranches as described in Section 7.05(a);

(ii) to move up the Stated Maturity of any Tranche to a date earlier than August 1, 2022 but not earlier than August 1, 2017;

(iii) extend the earliest Redemption Date on which any Tranche may be redeemed by the Company at its option in whole or in part, from August 1, 2017 to a later date or to eliminate the redemption provisions of any Tranche altogether; and

(iv) remarket any Tranche as fixed-rate notes or floating-rate notes and, in the case of floating-rate notes, provide that the interest rate on the Notes of any such Tranche shall be equal to an index selected by the Company plus a spread determined by the Remarketing Agent, in consultation with the Company, in which case interest on the Notes may be calculated on the basis of a 365 day year and the actual number of days elapsed (or such other basis as is customarily used for floating-rate notes bearing interest at a rate based on such index rate).

(c) All such modifications shall take effect only if the Remarketing is successful. All such modifications, without the consent of the Holders, will be effective on the applicable Remarketing Settlement Date and will apply to all of the Notes, regardless of whether the Notes were included in the Remarketing; provided, however, that if the Company makes any such elections in connection with an Optional Remarketing and no Successful Remarketing occurs during the Optional Remarketing Period, such elections shall cease to apply and the Company may make new elections in connection with the Final Remarketing.

ARTICLE 8

CERTAIN RESTRICTIONS

Section 8.01. Dividend and Other Payment Stoppage During Interest Deferral and Under Certain Other Circumstances. (a) The Company hereby agrees that if a Deferral Period is continuing with respect to the Notes or the Company has given notice of a Deferral Period but such Deferral Period has not yet commenced, then until all Deferred Interest (including compounded interest thereon) has been paid, it will not:

(i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of its Capital Stock; or

(ii) make any payment of principal of, or interest or premium, if any, on, or repay, purchase or redeem any of the its debt securities that upon the Company’s liquidation rank pari passu with, or junior in interest to, the Notes; or

(iii) make any guarantee payments under any guarantee by us of securities of any of our subsidiaries if the guarantee ranks pari passu with, or junior in interest to, the Notes.

(b) Notwithstanding the provisions of Section 8.01(a), the restrictions contemplated by Section 8.01(a) shall not apply to:

(i) any repurchase, redemption or other acquisition of shares of the Company’s Capital Stock in connection with:

(A) any employment contract, Plan or other similar arrangement offered by the Guarantor or any of its subsidiaries with or for the benefit of one or more employees, officers, directors, consultants or independent contracts of the Company or its subsidiaries; or

(B) a dividend reinvestment or stock purchase plan;

(ii) any issuance of options or other awards in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors, consultants or independent contractors or the exercise of such options or other awards;

(iii) any exchange, redemption, recapitalization or conversion of any class or series of the Company’s Capital Stock (or any Capital Stock of any of its subsidiaries) for or to any class or series of the Company’s Capital Stock;

(iv) any exchange, redemption, recapitalization or conversion of any of the Company’s indebtedness for or to any class or series of the Company’s Capital Stock;

(v) any purchase, or payment in cash in lieu of, fractional interests in shares of the Company’s Capital Stock pursuant to the conversion or exchange provisions of such Capital Stock or the securities being converted or exchanged;

(vi) any declaration of a dividend in connection with the issuance of rights, stock or other property under any rights plan, or the redemption or repurchase of rights pursuant thereto;

(vii) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of the warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock;

(viii) any payment of current interest or deferred interest on pari passu securities during a Deferral Period that is made pro rata to the amounts due on pari passu securities and the Notes;

(ix) any purchase or repurchase of shares of the Company’s Capital Stock pursuant to contractually binding requirements to buy such Capital Stock existing prior to the commencement of the Deferral Period;

(x) the payment of any dividend during a Deferral Period within 90 days after the date of declaration thereof, if at the date of declaration no Deferral Period was in effect;

(xi) any payment of Deferred Interest or principal on pari passu or junior securities, or dividends or distributions on shares of preferred stock, in each case that, if not made, would cause the Company to breach the terms of the instrument governing such pari passu or junior securities or preferred stock; and

(xii) the repayment, repurchase or redemption of any security necessary to avoid a breach of the instrument governing the same.

ARTICLE 9

TAX TREATMENT

Section 9.01. Tax Treatment. The Company agrees, and by acceptance of a Corporate Unit or a Separate Note, each Holder (or beneficial owner) will be deemed to have agreed for U.S. federal, state and local income tax purposes (unless otherwise required by any taxing authority) (a) to treat each beneficial owner of a Corporate Unit as the owner of each of the applicable stock purchase contract and the applicable interests in the Collateral, including the Notes underlying the Applicable Ownership Interest in Notes constituting a part of such Corporate Unit, (b) to treat the Notes as indebtedness, (c) with respect to Holders who purchase Corporate Units upon issuance, to allocate, as of the date hereof, 100% of a Holder’s purchase price for a Corporate Unit to the Applicable Ownership Interests in Notes and 0% to each Purchase Contract, which will establish each Holder’s initial tax basis in each Purchase Contract as $0 and each Holder’s initial tax basis in each Applicable Ownership Interest in Notes as $50, and (d) in all events, not to take any position for U.S. federal, state or local income tax purposes that is inconsistent with or contrary to the above covenants.

ARTICLE 10

MISCELLANEOUS

Section 10.01. Ratification of Indenture. The Original Indenture, as supplemented by this Supplemental Indenture No. 1, is in all respects ratified, approved and confirmed, and this Supplemental Indenture No. 1 shall be deemed part of the Original Indenture in the manner and to the extent herein and therein provided and shall together constitute one and the same instrument.

Section 10.02. Trustee Not Responsible for Recitals. The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture No. 1.

Section 10.03. New York Law to Govern. THIS SUPPLEMENTAL INDENTURE NO. 1 AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 10.04. Waiver of Trial by Jury. Each of the Company and the Trustee irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Supplemental Indenture No. 1 or the transactions contemplated hereby.

Section 10.05. Separability. In case any one or more of the provisions contained in the Original Indenture, this Supplemental Indenture No. 1 or in the Notes shall for any reason be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 10.06. Counterparts. This Supplemental Indenture No. 1 may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 10.07. Conflict With Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture No. 1 to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

UNITED TECHNOLOGIES CORPORATION

By:	/s/ Thomas I. Rogan
Name: Thomas I. Rogan Title: Vice President, Treasurer

Attest:	/s/ Charles F. Hildebrand
Name: Title:	Charles F. Hildebrand Assistant Secretary

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Lawrence M. Kusch
Name: Lawrence M. Kusch Title: Vice President

[Signature Page to Supplemental Indenture]

EXHIBIT A

FORM OF NOTE

[For inclusion in Global Note only][Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York 10041), a New York corporation (“DTC”), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]

[This Note is a Note in global form within the meaning of the Indenture hereinafter referred to and is registered in the name of a depository or a nominee thereof. This Note may not be exchanged in whole or in part for a Note registered, and no transfer of this Note in whole or in part may be registered, in the name of any Person other than such depository or a nominee thereof, except in the limited circumstances described in the Indenture.]

UNITED TECHNOLOGIES CORPORATION

1.55% Junior Subordinated Note due 2022

CUSIP No.: 913017 BZ1

ISIN NUMBER: US913017BZ11

No.	$[ ]

UNITED TECHNOLOGIES CORPORATION, a Delaware corporation (hereinafter called the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to [                ], or registered assigns, the principal sum [of $                ]1 [as set forth in the Schedule of Increases or Decreases in Note attached hereto, which amount shall not exceed [                ]]2 on August 1, 2022 (such date is hereinafter referred to as the “Stated Maturity”), and to pay interest thereon (computed on the basis of a 360-day year comprised of twelve 30-day months) from June 18, 2012 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, subject to deferral at the Company’s election as set forth in the Supplemental Indenture No. 1 (defined herein) and to changes to the terms as set forth in the Supplemental Indenture No. 1, quarterly in arrears on February 1, May 1, August 1 and November 1 of each year, commencing on November 1, 2012, at the rate of 1.55% per annum (the “Coupon Rate”), until the principal hereof is paid or made available for payment. On and after the Purchase Contract Settlement Date or, if earlier, the Optional Remarketing Settlement Date, interest on this Note will be payable at the relevant Reset Rate or, if the interest rate has not been reset, at the Coupon Rate of 1.55% per year. The Reset Rate, if any, shall be established pursuant to the terms of the Indenture and the Remarketing Agreement.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note is registered at the close of business on the Regular Record Date for such Interest Payment Date, which shall be the fifteenth day of the calendar month immediately preceding such Interest Payment Date, regardless of whether such date is a Business Day; provided that if this Note or any Corporate Unit is held by a securities depository in book-entry form, such date shall be the close of business on the Business Day immediately preceding such Interest Payment Date (the “Regular Record Date”). Notwithstanding the foregoing, interest payable at the Stated Maturity or Redemption shall be paid to the Person to whom principal is payable. If the date on which a payment of interest or principal is scheduled to be paid is not a Business Day, then that interest or principal will be paid on the following Business Day, and no interest will accrue or be paid in respect of such delay. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of the Notes not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Notes may be listed, all as more fully provided in the Indenture. Each payment of interest hereon shall include interest accrued from and including the preceding Interest Payment Date or the date of issuance, as the case may be, to and excluding the relevant Interest Payment Date or Maturity, as the case may be. This Note is a Security for purposes of the Indenture.

[1]	Insert for certificated Notes.
[2]	Insert in Global Notes and pledged Note.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:

[SEAL]

UNITED TECHNOLOGIES CORPORATION

By:
Treasurer

Attested:

By:
Assistant Secretary

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Name: Title: Authorized Signatory

Dated:

REVERSE OF NOTE

This Note (the “Note”) is one of a duly authorized issue of Securities of the Company (herein called the “Notes”), issued under a Junior Subordinated Indenture (the “Original Indenture”), dated as of June 18, 2012, between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), as amended and supplemented by Supplemental Indenture No. 1, dated as of June 18, 2012, between the Company and the Trustee (the “Supplemental Indenture No. 1” and, together with the Original Indenture, the “Indenture”), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of Notes and of the terms upon which the Notes are authenticated and delivered. This Note is one of the series designated on the face hereof. The Indenture does not limit the aggregate principal amount of Securities that may be issued thereunder. Additional Notes of this series may be issued from time to time hereafter.

Subject to any changes made to the optional redemption provisions in connection with a Successful Remarketing, the Company may, at its option, redeem the Notes, in whole or in part, from time to time on or after August 1, 2017, at a price equal to the Redemption Price, in accordance with Article Eleven of the Original Indenture and Article 3 of the Supplemental Indenture No. 1.

On and after any Redemption Date, interest shall cease to accrue with respect to the Notes, or any portion of the Notes, called for redemption. Prior to any Redemption Date, the Company shall deposit with the Paying Agent or the Trustee money sufficient to pay the Redemption Price on the Notes to be redeemed on such Redemption Date. If less than all of the Notes are redeemed, the Trustee shall choose the Notes to be redeemed by any method that it deems fair and appropriate.

The Notes shall be remarketed as provided in the Supplemental Indenture No. 1. In connection with such remarketing, the Company, without the consent of the Holders of the Notes, may (but shall not be required to) subdivide the Notes into more than one Tranche, move the Stated Maturity of any Tranche of Notes to a date earlier than August 1, 2022 (but not earlier than August 1, 2017), provide that the Notes of any Tranche shall not be redeemable at the option of the Company prior to a date later than August 1, 2017 or at all, remarket any Tranche of Notes as fixed- or floating-rate Notes, and make certain other modifications to the terms of any Tranche of Notes, all as provided in the Supplemental Indenture No. 1.

Pursuant to the Supplemental Indenture No. 1, if there has not been a Successful Remarketing prior to the end of the Final Remarketing Period, Holders of the Notes will have the right to require the Company to purchase such Notes on the Purchase Contract Settlement Date at their principal amount plus accrued and unpaid interest (including Deferred Interest and compounded interest thereon), if any.

The Notes are not subject to the operation of any sinking fund and, except as set forth in the Supplemental Indenture No. 1, are not repayable at the option of the Holder.

If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

The provisions of Section 1402 and Section 1403 of the Original Indenture relating to defeasance and covenant defeasance, respectively, shall not apply to the Notes.

The Company will not pay any Additional Amounts to Holders of the Notes that are not U.S. persons (including any modification to the definition of such term) in respect of any tax, assessment or governmental charge.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of all Securities at the time Outstanding to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities at the time Outstanding, on behalf of the Holders of all Outstanding Securities, to waive compliance by the Company with certain provisions of the Indenture, and contains provisions permitting the Holders of specified percentages in principal amount in certain instances of the Outstanding Securities of individual series and in other instances of all Securities at the time Outstanding, to waive on behalf of all of the Holders of Securities of such individual series or of the Holders of all Securities at the time Outstanding, as the case may be, certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding, judicial or otherwise, with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes, the Holders of not less than 25% in principal amount, in certain instances of the Notes at the time Outstanding and in other instances of all Outstanding Securities, shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request, and the Trustee shall not have received from the Holders of not less than a majority in principal amount of the Notes at the time Outstanding or of all Outstanding Securities, as the case may be, a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof (and premium, if any) or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay or make provision as provided in Article Fourteen of the Original Indenture for the payment of the amount of principal of (and premium, if any) and interest on this Note herein provided, and at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein and herein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof, except as provided in the Supplemental Indenture No. 1.

Except as provided in the Supplemental Indenture No. 1, the Notes shall be issued in fully registered, certificated form, bearing identical terms. Principal of and interest on the Notes will be payable, the transfer of the Notes will be registrable, and the Notes will be exchangeable for Notes of a like aggregate principal amount bearing identical terms and provisions, at the office or agency of the Company or its agent maintained for such purpose in the Borough of Manhattan, The City of New York; provided, however, that payment of principal or interest may be made at the option of the Company by wire transfer to an account designated by the Person entitled thereto or by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

Payment of principal of and premium, if any, and interest, if any, on this Note is expressly subordinated in right of payment to the prior payment in full of all Senior Indebtedness on the terms provided in the Indenture. Each Holder of this Note, by accepting the same, (a) covenants and agrees to be bound by such provisions, (b) authorizes and directs the Trustee on such Holder’s behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee such Holder’s attorney-in-fact for any and all such purposes. Each Holder hereof, by his acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness of the Company, whether now outstanding or hereafter incurred, and waives reliance by each such Holder upon said provisions.

Pursuant to the Supplemental Indenture No. 1, Notes corresponding to Applicable Ownership Interests in Notes that are no longer a component of the Corporate Units and are released from the Collateral Account will be issued as Global Notes. Except upon recreation of Corporate Units and except as otherwise provided in the Indenture, Notes represented by Global Notes will not be exchangeable for, and will not otherwise be issuable as, Notes in certificated form. Unless and until such Global Notes are exchanged for Notes in certificated form, Global Notes may be transferred, in whole but not in part, and any payments on the Notes shall be made, only to the Depository or a nominee of the Depository, or to a successor Depository selected or approved by the Company or to a nominee of such successor Depository. Subject to the Indenture, prior to due presentation of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

By acceptance of this Note or a beneficial interest in this Note, each Holder hereof and any person acquiring a beneficial interest herein, agrees that for United States federal, state and local tax purposes it is intended that this Note constitutes indebtedness.

All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

ASSIGNMENT

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

[please insert social security or other identifying number of assignee]

[please print or typewrite name and address of assignee]

the within Note of UNITED TECHNOLOGIES CORPORATION and does hereby irrevocably constitute and appoint                                         , Attorney, to transfer said Note on the books of the within-mentioned Company, with full power of substitution in the premises.

Dated:

Notice: The signature to this assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatsoever.

SCHEDULE OF INCREASES OR DECREASES IN NOTE3

The initial principal amount of this Note is [                ]. The following increases or decreases in a part of this Note have been made:

Date	Amount of decrease in principal amount of this Note	Amount of increase in principal amount of this Note	Principal amount of this Note following such decrease (or increase)	Signature of authorized signatory of Trustee for Global Notes or Collateral Agent for Pledged Notes

[3]	Insert in Global Notes and pledged Note.

EXHIBIT B

PUT NOTICE

TO:	UNITED TECHNOLOGIES CORPORATION
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

Please refer to the Indenture, dated as of June 18, 2012, among United Technologies Corporation (the “Company”) and The Bank of New York Mellon Trust Company, N.A., as Trustee, as amended and supplemented by the Supplemental Indenture No. 1, dated as of June 18, 2012, among the Company and the Trustee (such Indenture as amended and supplemented, the “Indenture”). Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

The undersigned registered Holder of the Note designated below, which is being delivered to the Trustee herewith, hereby requests and instructs the Company to purchase such Note or the portion thereof specified below (so long as such portion is in a principal amount of $1,000 or an integral multiple thereof), in accordance with the terms of the Indenture, at the price of 100% of the principal amount of such Note (or portion thereof), plus accrued and unpaid interest thereon (including all accrued and unpaid Deferred Interest, if any, and compounded interest thereon), but excluding, the Purchase Contract Settlement Date. The Note (or portion thereof) shall be purchased by the Company as of the Purchase Contract Settlement Date pursuant to the terms and conditions specified in the Indenture.

Dated:

Signature:

NOTICE: The above signature of the Holder hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Signature Guarantee:

Note Certificate Number (if applicable):

Principal Amount:

Portion to be purchased if other than the Principal Amount set forth above:

Social Security or Other Taxpayer Identification Number:

DTC Account Number (if applicable):

Name of Account Party (if applicable):

PAYMENT INSTRUCTIONS: The purchase price of the Note should be paid by check in the name of the person(s) set forth below and mailed to the address set forth below.

Name(s)
(Please Print)

Address
(Please Print)

(Zip Code)

(Tax Identification or Social Security Number)

B-1